Exhibit 99.2

Contact: Adam Weiner/Andrea Calise

Kekst and Company

(212) 521-4800

FOR IMMEDIATE RELEASE

SIZELER PROPERTY INVESTORS, INC. ANNOUNCES ELECTION OF MARK M. TANZ

TO BOARD OF DIRECTORS

NEW ORLEANS, May 11, 2005 -- Sizeler Property Investors, Inc. (NYSE: SIZ) today announced that its Board of Directors has elected Mark M. Tanz to its Board of Directors for a term ending at the 2007 annual meeting of directors. Mr. Tanz is a highly successful real estate executive and investor. He is the beneficial owner of 1,201,642 shares of common stock, or 5.7% of the shares outstanding.

Sidney W. Lassen, Sizeler's Chairman and Chief Executive Officer, stated, "Sizeler's Board of Directors is very pleased to have Mark join our ranks. As the Company continues to implement our strategic plan, Mark's 50 years of broad real estate industry experience will be a valuable asset to the Board of Directors. We believe that Mark's significant investment in Sizeler's common stock is a knowledgeable vote of confidence on the course that Sizeler is pursuing."

Mr. Tanz stated, "I am delighted to join Sizeler's Board of Directors. Sizeler has a strong portfolio of real estate assets, and I look forward to contributing my experience and perspective for the benefit of all Sizeler shareholders."

Mr. Tanz is currently a director of Morguard Corporation and Revenue Properties Co. Ltd. Both companies are listed on the Toronto Stock Exchange and develop, operate and own shopping centers, office buildings and residential properties. Until 2001, Revenue Properties controlled Pan Pacific Retail Properties, Inc. (formerly Pan Pacific Realty Corporation), a New York Stock Exchange listed real estate investment trust that develops, owns and operates grocery-anchored shopping centers on the U.S. West Coast.

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) that invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty properties -- sixteen in Louisiana, ten in Florida and four in Alabama.

Forward-Looking Statements

This release made by the Company may contain certain forward-looking statements that are subject to risk and uncertainty. Investors and potential investors in the Company's securities are cautioned that a number of factors could adversely affect the Company and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to (a) the inability to lease current or future vacant space in the Company's properties; (b) decisions by tenants and anchor tenants who own their space to close stores at the Company's properties; (c) the inability of tenants to pay rent and other expenses; (d) tenant financial difficulties; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at the Company's properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties by the Company; (j) force majeure as it relates to construction and rehabilitation projects; (k) possible dispositions of mature properties since the Company is continuously engaged in the examination of its various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) forces of nature; (o) the adverse tax consequences if the Company were to fail to qualify as a REIT in any taxable year; and (p) inability of the Company to implement its strategic initiatives for foregoing or other reasons. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements in this release, whether as a result of new information, future events, changes in assumptions or otherwise.

PROXY SOLICITATION

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN THE COMPANY'S SCHEDULE 14A FILED ON MAY 11, 2005. SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE SCHEDULE 14A FILED ON MAY 11, 2005), AT THE SEC'S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE HTTP://WWW.SIZELER.NET. THE SCHEDULE 14A FILED MAY 11, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT FOR THE 2005 ANNUAL MEETING ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).